Exhibit 99.1

Asure Software Reports Record Second Quarter 2017 Revenue and Increases Revenue and EBITDA Guidance for Full Year

AUSTIN, TX – August 14, 2017 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Summary	Actual Results
	For the three months ended
(in millions except per share data and percentages)	June 30, 2017	June 30, 2016	Change (%)
Revenue	$12.9	$9.7	33%

Gross Margin	$10.1	$7.5	34%
Gross Margin (as a % of revenue)	78.1%	77.5%	1%

EBITDA	$0.9	$1.8	-48%
EBITDA, excluding one-time expenses	$2.2	$2.6	-18%

Net Income (Loss)	$(1.8)	$0.1	-1451%

Net Income (Loss) per Share	$(0.18)	$0.02	-1000%
Net Income (Loss) per Share, excluding one-time expenses	$(0.06)	$0.15	-140%
Non-GAAP Net Income (Loss) per Share	$0.07	$0.27	-74%

Six Months Ended 2017 Financial Summary	Actual Results
	For the six months ended
(in millions except per share data and percentages)	June 30, 2017	June 30, 2016	Change (%)
Revenue	$23.6	$16.4	44%

Gross Margin	$18.3	$12.5	47%
Gross Margin (as a % of revenue)	77.7%	76.2%	2%

EBITDA	$1.9	$1.3	40%
EBITDA, excluding one-time expenses	$4.0	$3.0	31%

Net Income (Loss)	$(2.9)	$(1.4)	104%

Net Income (Loss) per Share	$(0.31)	$(0.23)	35%
Net Income (Loss) per Share, excluding one-time expenses	$(0.09)	$0.04	-325%
Non-GAAP Net Income (Loss) per Share	$0.16	$0.25	-36%

Second Quarter 2017 Operational Highlights
•	Cloud bookings increased 174% from the second quarter of 2016.
•
Overall pipeline of deals increased approximately 73% from the prior quarter, reflecting the additions of the company's strategic acquisitions, increased cross-sell opportunities as well as the effectiveness of the expanded sales force.

•
Backlog totaled $18.1 million, a 48% increase compared to the prior quarter and a 34% increase from the year-ago quarter. The company continues to expect many enterprise clients will move through the implementation process in 2017, which will result in conversion of this backlog to reported revenue growth during the year.

•	Secured several new wins across a range of industry verticals, including Procter & Gamble and Fannie Mae. HCM wins included B Green Services, Messerli & Kramer, and Zander's Sporting Goods.
•	Completed a $27.5 million public offering of common stock with high-quality institutional investors.
•	Partnered with Wells Fargo and Goldman Sachs for a new $35 million term loan, thereby increasing the total commitment capacity under its restated credit facility to $75 million.
•	Strengthened leadership team with the appointments of Web Hill as Vice President and General Manager, Evolution, and Robert Dietz as Vice President and General Manager, HR Consulting.
•	Appointed Silver Oak Services Partners Founder and Co-Managing Partner Daniel Gill to Asure's board of directors.
•
Awarded a place on the G-Cloud 9 Framework, enabling Asure to offer cloud services to UK government departments, local authorities and the broader public sector without requiring a full tender process.

•	Acquired Compass HRM, a regional HR and payroll service bureau in the Southeast and an existing reseller of Asure's HCM offering.
•	Acquired iSystems, a leading national provider of HCM solutions to more than 100 payroll and HR service bureaus, providing Asure with significant cross-sell revenue opportunities and cost synergies.

Second Quarter 2017 Financial Results
•	Revenue increased 33% to a record $12.9 million from $9.7 million in the same year-ago quarter.
•	Recurring revenue for the quarter as a percent of total revenue was 79.3%, an improvement from 72.1% in the second quarter of 2016.
•	Cloud revenue increased 64% and hardware revenue increased 22% from the second quarter of 2016.
•	Gross margin for the quarter was $10.1 million (78.1% of total revenue), a 34% increase from $7.5 million (77.5% of total revenue) in the second quarter of 2016.
•
EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) *excluding one-time items* for the quarter was approximately $2.2 million, compared to $2.6 million in the second quarter of 2016.

•
Net loss per share (excluding one-time items*) totaled $(0.06) (based on 10.0 million shares), compared to net income per share (excluding one-time items*) of $0.15 (based on 6.4 million shares) in the second quarter of 2016.

•	Non-GAAP net income per share totaled $0.07, compared to non-GAAP net income per share of $0.27 in the second quarter of 2016.
•	Deferred revenue increased 14% to $12.4 million.

Fiscal 2017 Financial Guidance
Asure management revised its financial guidance for fiscal 2017 ending December 31, 2017:

2017 Financial Guidance	Fiscal 2017
Revenue	$54.25 million to $56.25 million (increased from $53.0 million to $56.0 million)
EBITDA, excluding one-time items	$12.2 million to $13.5 million (increased from $11.9 million to $13.2)
Net Income (Loss) per Share, excluding one-time items	$(0.06) to $(0.02) (revised from $(0.02) to $0.02)
Non-GAAP Net Income per Share	$0.50 to $0.56 (revised from $0.50 to $0.59)

For fiscal 2017, Asure expects to achieve between $54.25 million and $56.25 million in revenue, with EBITDA, excluding one-time items, of between $12.2 million and $13.5 million, net loss per share, excluding one-time items, of between $(0.06) and $(0.02), and non-GAAP net income per share of between $0.50 and $0.56.

For fiscal 2018, Asure's objectives are to reach double-digit organic revenue growth with multiple "tuck-in" acquisitions each of approximately $2.0 million of revenue and a purchase price of about two times revenue. In addition, Asure seeks to reach between $70.0 million and $80.0 million of revenue in 2018, with EBITDA, excluding one-time items, of between $16.0 million and $20.0 million. The company plans to issue more formal financial guidance for fiscal 2018 when it reports Q3 2017 results.

Management Commentary
"Q2 represented a continuation of the same strong growth and operational momentum Asure has achieved over the last several quarters and years," said company CEO Pat Goepel. "This continued strength was demonstrated in the double-digit topline growth we realized this quarter resulting in a record $12.9 million of revenue, along with the continued expansion of our gross margins to more than 78%. These encouraging results were driven by solid contributions across our business, particularly from cloud revenue, which was up 64% year-over-year, as well as a 174% increase in cloud bookings, both metrics validating our success in scaling our cloud business. And despite higher non-recurring and non-cash expenses related to the two acquisitions we completed in the period, we were still able to generate another quarter of profitability on a non-GAAP basis. Our overall performance reflects the increasing demand for our solutions as well as the continued realization of synergies from the strategic acquisitions we have completed this year.

"Following the one-year anniversary of our acquisition of Mangrove Software, which enabled us to more rapidly enter the multi-billion-dollar HCM market, we completed two more strategic acquisitions during the quarter: iSystems and Compass HRM. Like Mangrove, our acquisition of iSystems is consistent with our strategy of purchasing businesses with a proven technology and robust service bureau customer base, presenting us with significant opportunities to upsell and cross-sell our solution suite. In less than three months, we have made significant strides toward integrating the business and selling into its base of more than 100 service bureaus. Concurrently, we have already integrated Compass HRM, a regional service bureau and longstanding reseller of our HCM solutions, and begun to realize revenue and EBITDA improvements similar to what we achieved with the PSNW and CPI 'tuck in' acquisitions earlier this year. In fact, we have begun to implement cost optimization measures for our recent acquisitions that will take out approximately $4 million in costs annually. We expect to complete most of these measures in Q3 with the reminder by year end.

"As a result of our continued success, we entered the second half of 2017 with strong financial and operational momentum, a bolstered balance sheet, and industry-leading solutions. These dynamics have favorably positioned Asure for success in 2017, and have also put us well on track to achieve our mid-term goal of surpassing $100 million in revenue with double-digit EBITDA margins excluding one-time items. We remain focused on the key strategic initiatives that will continue to drive us forward, including accelerating the velocity of our cross-selling opportunities and the scaling of our business, both organically and through strategic acquisitions."

Conference Call Details
Asure management will host a conference call today at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel will host the presentation, followed by a question and answer period.

Date: Monday, August 14, 2017
Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)
U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 53032843

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative technologies that enable companies of all sizes and complexities to operate more efficiently. We help build companies of the future. Our cloud platform has helped more than 7,500 clients worldwide to better manage their people and space for a mobile, digital, multi-generational, and global organization. Asure Software's suite of solutions range from HCM workforce management solutions, time and attendance to workspace asset optimization and meeting room management solutions. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements. In particular, there is no assurance that Asure will achieve any particular level of revenues or income, consummate any additional acquisitions or successfully integrate any future acquired businesses.

Company Contact:
Pat Goepel, CEO
Asure Software, Inc.
888-323-8835
pgoepel@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30, 2017 (Unaudited)	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$30,419	$12,767
Accounts and note receivable, net of allowance for doubtful accounts of $495 and $338 at June 30, 2017 and December 31, 2016, respectively	13,050	8,108
Inventory	491	487
Prepaid expenses and other current assets	2,273	1,256
Total current assets before funds held for clients	46,233	22,618
Funds held for clients	28,427	22,981
Total current assets	74,660	45,599
Restricted cash	200	-
Property and equipment, net	3,065	1,878
Goodwill	75,510	26,259
Intangible assets, net	34,576	12,048
Other assets	477	39
Total assets	$188,488	$85,823
Liabilities and stockholders' equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost and debt discount	$8,094	$5,455
Accounts payable	1,892	1,576
Accrued compensation and benefits	1,929	1,192
Other accrued liabilities	2,051	936
Deferred revenue	11,029	9,252
Total current liabilities before client fund obligations	24,995	18,411
Client fund obligations	28,427	22,981
Total current liabilities	53,422	41,392
Long-term liabilities:
Deferred revenue	1,408	769
Notes payable, net of current portion of debt issuance cost and debt discount	68,239	24,581
Other liabilities	161	835
Total long-term liabilities	69,808	26,185
Total liabilities	123,230	67,577
Stockholders' equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 shares authorized; 12,754 and 8,901 shares issued, 12,370 and 8,517 shares outstanding at June 30, 2017 and December 31, 2016, respectively	128	89
Treasury stock at cost, 384 shares at June 30, 2017 and December 31, 2016	(5,017)	(5,017)
Additional paid-in capital	344,970	295,044
Accumulated deficit	(274,771)	(271,875)
Accumulated other comprehensive income (loss)	(52)	5
Total stockholders' equity	65,258	18,246
Total liabilities and stockholders' equity	$188,488	$85,823

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED June 30,		FOR THE SIX MONTHS ENDED June 30,
	2017	2016	2017	2016
Revenues:
Cloud revenue	$8,826	$5,389	$16,662	$9,251
Hardware revenue	1,560	1,275	2,648	1,968
Maintenance and support revenue	1,165	1,192	2,098	2,431
On premise software license revenue	281	458	450	598
Professional services revenue	1,048	1,350	1,749	2,138
Total revenues	12,880	9,664	23,607	16,386
Cost of sales	2,826	2,176	5,264	3,906
Gross margin	10,054	7,488	18,343	12,480

Operating expenses
Selling, general and administrative	8,784	5,480	15,827	10,513
Research and development	836	645	1,605	1,456
Amortization of intangible assets	1,042	626	1,889	1,003
Total operating expenses	10,662	6,751	19,321	12,972

Income (loss) from operations	(608)	737	(978)	(492)

Other income (loss)
Interest expense and other	(1,088)	(559)	(1,635)	(840)
Total other loss	(1,088)	(559)	(1,635)	(840)

Income (loss) from operations before income taxes	(1,696)	178	(2,613)	(1,332)
Income tax provision	(141)	(42)	(283)	(86)
Net income (loss)	$(1,837)	$136	$(2,896)	$(1,418)
Other comprehensive income (loss)
Foreign currency gain (loss)	(23)	81	(57)	116
Other comprehensive income (loss)	$(1,860)	217	$(2,953)	$(1,302)

Basic and diluted net income (loss) per share
Basic	$(0.18)	$0.02	$(0.31)	$(0.23)
Diluted	$(0.18)	$0.02	$(0.31)	$(0.23)
Weighted average basic and diluted shares
Basic	9,980,000	6,294,000	9,307,000	6,292,000
Diluted	9,980,000	6,429,000	9,307,000	6,292,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,896)	$(1,418)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,553	1,706
Provision for doubtful accounts	150	10
Share-based compensation	225	106
Changes in operating assets and liabilities:
Accounts receivable	(3,486)	(1,059)
Inventory	(2)	268
Prepaid expenses and other assets	(891)	86
Accounts payable	(244)	(316)
Accrued expenses and other long-term obligations	9	397
Deferred revenue	973	(864)
Net cash used in operating activities	(3,609)	(1,084)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(43,698)	(12,000)
Purchases of property and equipment	(782)	(24)
Collection of note receivable	-	64
Net change in funds held for clients	3,657	(8,106)
Net cash used in investing activities	(40,823)	(20,066)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	45,777	15,335
Payments on notes payable	(6,391)	(3,274)
Debt financing fees	(1,433)	(438)
Payments on capital leases	(91)	(106)
Net proceeds from issuance of common stock	27,916	528
Net change in client fund obligations	(3,602)	8,106
Net cash provided by financing activities	62,176	20,151

Effect of foreign exchange rates	(92)	124

Net increase (decrease) in cash and cash equivalents	17,652	(875)
Cash and cash equivalents at beginning of period	12,767	1,158
Cash and cash equivalents at end of period	$30,419	$283

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$889	$456

Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	8,725	6,000
Equity issued in connection with acquisitions	18,000	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income (Loss) excluding one-time expenses. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the expenses associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the "Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)" and the "Reconciliation of GAAP Net Income/(Loss) to Net Income (Loss) Excluding One-Time Expenses" tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Income (Loss) Excluding One-Time Expenses is calculated by combining the company's GAAP Net Income (Loss), or earnings per share, with expenses that management believes are one time in nature and are not expected to recur on a dollar or per share basis.

Non-GAAP Net Income (Loss) is calculated by combining the company's GAAP Net Income (Loss), or earnings per share, with items that management believes are one time in nature and are not expected to recur on a dollar or per share basis. It excludes the impact of purchase accounting adjustments, amortization expense on acquisition-related intangible assets, stock-based compensation expense, and acquisition-related expenses. We have revised our non-GAAP Net Income (Loss) to include acquisition-related amortization, as we believe this will more accurately reflect how we analyze our operations and provide information needed by investors to gain additional insight into our financial results. These expenses have been included in the non-GAAP Net Income (Loss) for all periods presented.

Guidance
Reconciliation of GAAP Net Income (Loss) to EBITDA Excluding One-time Expenses:
$000s
	Fiscal 2017
Net Income (Loss)	(3,600)	to	(3,750)
Interest	4,800	to	5,000
Tax	300	to	400
Depreciation	1,500	to	1,700
Amortization	5,800	to	6,100
Stock Compensation	500	to	550
EBITDA	9,300	to	10,000
One-time expenses	2,900	to	3,500
EBITDA excluding one-time expenses	12,200	to	13,500

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Excluding One-Time Expenses and non-GAAP Net Income per share

	Fiscal 2017
Net loss per share	$(0.31)	to	$(0.33)
One time items per share	$0.25	to	$0.31
Net Income (loss) per share, excluding one time items	$(0.06)	to	$(0.02)
Stock based compensation per share	$0.05	to	$0.05
Amortization expense on acquisition-related intangible assets per share	$0.51	to	$0.53
Non GAAP Net Income per share	$0.50	to	$0.56

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation,
Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time Expenses.

 FOR THE THREE MONTHS ENDED
$000s	June 30, 2017	June 30, 2016
Net Income (Loss)	(1,837)	136
Interest	1,079	560
Tax	141	42
Depreciation	224	259
Amortization	1,149	732
Stock Compensation	171	67
EBITDA	927	1,796
One-time expenses	1,234	831
EBITDA excluding one-time expenses	2,161	2,627

 FOR THE SIX MONTHS ENDED
$000s	June 30, 2016	June 30, 2015
Net Loss	(2,896)	(1,418)
Interest	1,704	852
Tax	283	86
Depreciation	451	490
Amortization	2,102	1,216
Stock Compensation	225	106
EBITDA	1,869	1,332
One-time expenses	2,084	1,683
EBITDA excluding one-time expenses	3,953	3,015

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Excluding One-time Expenses

FOR THE THREE MONTHS ENDED
$000s	June 30, 2017	June 30, 2016
Net Income (Loss)	(1,837)	136
Legal & Professional Services	861	175
Severance, Recruitment & Relocation	174	584
Other one-time items (net)	199	72
Sub-total excluding Taxes	1,234	831
Sub-total one-time expenses	1,234	831
Net Income (Loss) excluding one-time expenses	(603)	967

FOR THE SIX MONTHS ENDED

$000s	June 30, 2017	June 30, 2016
Net Income (Loss)	(2,896)	(1,418)
Legal & Professional Services	1,578	857
Severance, Recruitment & Relocation	292	722
Other one-time items (net)	214	104
Sub-total excluding Taxes	2,084	1,683
Sub-total one-time expenses	2,084	1,683
Net Income (Loss) excluding one-time expenses	(812)	265

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

FOR THE THREE MONTHS ENDED

$000s	June 30, 2017	June 30, 2016
Net Income (Loss)	(1,837)	136
Amortization expense on acquisition-related intangible assets	1,149	732
One-time expenses	1,234	831
Stock compensation	171	67
Sub-total Non-GAAP Items	2,554	1,630
Non-GAAP Net Income (Loss)	717	1,766
Weighted-average shares of common stock outstanding	10,212	6,429
Non-GAAP Net Income (Loss) per Share	$0.07	$0.27

FOR THE SIX MONTHS ENDED

$000s	June 30, 2017	June 30, 2016
Net Income (Loss)	(2,896)	(1,418)
Amortization expense on acquisition-related intangible assets	2,102	1,215
One-time expenses	2,084	1,683
Stock compensation	225	106
Sub-total Non-GAAP Items	4,411	3,004
Non-GAAP Net Income (Loss)	1,515	1,586
Weighted-average shares of common stock outstanding	9,511	6,292
Non-GAAP Net Income (Loss) per Share	$0.16	$0.25